UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

CNBX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, MD 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

Cannabics Pharmaceuticals Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2022, CNBX Pharmaceuticals Inc. (the “Company”) filed a certificate of change (the “Certificate”) with the Secretary of State of the State of Nevada. Pursuant to the Certificate, the Company (i) effectuated a one-for-one hundred twenty (1:120) reverse split of the issued and outstanding shares of common stock of the Company without changing the par value of the stock (the “Reverse Split”) and (ii) decreased its authorized shares of preferred stock from 100,000,000 to 5,000,000 (collectively, the “Corporate Actions”). The Corporate Actions took effect at 12:00 a.m., Nevada time, on May 12, 2022.

Effective as of the opening of market trading on May 12, 2022, the Company’s common stock commenced trading on the OTCQB on a post-split basis under the symbol CNBXD. The new CUSIP number for the Company’s common stock following the Reverse Split is 13764M209.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

3.1	Certificate of Change
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNBX PHARMACEUTICALS INC.

Date: May 13, 2022	By: /s/ Eyal Barad
Eyal Barad
Chief Executive Officer

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